Exhibit 10.25

AMENDMENT TO EMPLOYMENT AGREEMENT FOR EDMUND J. GORMAN

WHEREAS, on August 25, 2007, Global Wataire, Inc., the predecessor to Global Earth Energy, Inc. (the “Company”) executed an Employment Agreement with Edmund J. Gorman; and

WHEREAS, pursuant to the Employment Agreement Mr. Gorman was hired to be the chief financial officer for the Company; and

WHEREAS, the Employment Agreement had a term of 24 months and was due to terminate on August 25, 2009; and

WHEREAS, the Company and Edmund J. Gorman wish to extend the term of the Employment Agreement until August 27, 2011, with such extension being effective as of August 25, 2009;

NOW, THEREFORE, in consideration of the foregoing and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Employment Agreement between the Company and Edmund J. Gorman is hereby extended until August 25, 2011, with such extension being effective as of August 25, 2009.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement for Edmund J. Gorman, to be effective as August 25, 2009, on March 24, 2011.

GLOBAL EARTH ENERGY, INC.

By

    Sydney A. Harland, Chief Executive Officer

EDMUND J. GORMAN